UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 24, 2024

SOLITARIO RESOURCES CORP.
(Exact name of registrant as specified in its charter)

Colorado	001-32978	84-1285791
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

4251 Kipling Street, Suite 390

Wheat Ridge, CO 80033

(Address of principal executive offices)

Registrant’s telephone number, including area code: (303) 534-1030

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.01 par value	XPL	NYSE American

Indicate by checkmark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On June 24, 2024, Walter Hunt notified Solitario Resources Corp. (“Solitario”) that he will retire as the Chief Operating Officer of Solitario effective June 30, 2024. Mr. Hunt’s decision to retire is not the result of any dispute or disagreement with Solitario on any matter relating to Solitario’s operations, policies or practices.

Solitario does not anticipate immediately naming a new Chief Operating Officer.

ITEM 7.01 Regulation FD Disclosure

On June 24, 2024, Solitario issued a press release announcing the retirement of Mr. Hunt and that Solitario’s final revised Plan of Operations for its Golden Crest project has been signed by US Forest Service. Additionally, the South Dakota Board of Minerals has accepted Solitario’s reclamation bond which will allow for exploration drilling to begin.

A copy of the press release is furnished herewith as Exhibit 99.1.

The information furnished under this Item 7.01, including the exhibits, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by reference to such filing.

ITEM 9.01 Regulation FD Disclosure

(d) Exhibits.

Exhibit Number	Description of Exhibit
99.1	Press Release, dated June 24, 2024, announcing final revised Plan of Operations for its Golden Crest project has been signed by US Forest Service and the retirement of Walter Hunt.
104	Cover Page Interactive Data File (formatted as inline XBRL document)

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SIGNATURES

Pursuant to the requirements of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

June 24, 2024

Solitario Resources Corp.

By:	/s/ James R. Maronick
James R. Maronick, Chief Financial Officer

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